Exhibit 99.1

Globus Medical Reports Fourth Quarter and Full Year 2019 Results

AUDUBON, PA, February 20, 2020: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter:

•	Worldwide sales increased 8.0% as reported to $211.7 million
•	Fourth quarter net income was $45.5 million, or 21.5% of sales
•	Diluted EPS were $0.44
•	Non-GAAP diluted EPS were $0.49
•	Non-GAAP adjusted EBITDA was 34.3% of sales.

Full Year 2019:

•	Worldwide sales increased 10.2% as reported to $785.4 million
•	Net income for the year was $155.2 million, or 19.8% of sales
•	Diluted EPS were $1.52
•	Non-GAAP diluted EPS were $1.68
•	Non-GAAP adjusted EBITDA was 32.8% of sales.

“Globus Medical capped off a great 2019 performance with strong fourth quarter results. Full year revenue was a record $785.4 million, representing a 10.2% increase over 2018, our third consecutive year of double digit growth,” said Dave Demski, CEO. “Our organic growth rate in Spine sales far exceeded the market and was the highest among the top 6 spinal implant competitors.  We sustained a strong finish in Enabling Technologies, demonstrating our ability to compete effectively against much larger players.  We showed significant improvement in adjusted EBITDA, as our second half adjusted EBITDA reached 33.9%, despite heavy investments in INR and Trauma. We launched 17 new products across Spine and Trauma in 2019 and completed significant work on several exciting enhancements to our INR portfolio that are expected to launch in 2020.”

Full year 2019 sales were $785.4 million, a 10.2% increase over 2018, and non-GAAP diluted EPS was $1.68. Worldwide sales for the fourth quarter were $211.7 million, an increase of 8.0% over the fourth quarter of 2018.  Revenue from Enabling Technology was primarily due to continued demand for the ExcelsiusGPS® robotics and navigation system.

Fourth quarter sales in the U.S., including robotics, increased by 8.3% compared to the fourth quarter of 2018. International sales increased by 6.4% over the fourth quarter of 2018 on an as-reported basis and 6.2% on a constant currency basis.

Fourth quarter GAAP net income was $45.5 million, an increase of 23.9% over the same period last year. Diluted EPS for the fourth quarter was $0.44, as compared to $0.36 for the fourth quarter 2018. Non-GAAP diluted EPS for the fourth quarter was $0.49, compared to $0.43 in the fourth quarter of 2018, an increase of 12.3%.

The company generated net cash provided by operating activities of $172.0 million and non-GAAP free cash flow of $101.2 million in 2019. The Company ended the year with cash, cash equivalents and marketable securities of $721.0 million. The company remains debt free.

2020 Annual Guidance

The Company today confirmed full year 2020 guidance with expected sales of $850 million and non-GAAP diluted earnings per share of $1.82.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2019 fourth quarter and full year results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Thursday, February 27, 2020. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 377-7276.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs/licensing, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.

In addition, for the period ended December 31, 2019 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets, impacts of the U.S. Tax Reform Act and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended December 31, 2019 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2019	2018	2017	2019	2018	2017
Sales	$211,667	$195,938	$176,034	$785,368	$712,969	$635,977
Cost of goods sold	48,760	45,954	40,856	179,975	159,410	150,453
Gross profit	162,907	149,984	135,178	605,393	553,559	485,524

Operating expenses:
Research and development	15,496	13,758	11,413	60,073	55,496	43,679
Selling, general and administrative	92,138	83,642	72,958	354,757	311,591	267,817
Provision for litigation	565	5,878	(112)	2,190	5,878	2,668
Amortization of intangibles	3,397	3,063	2,238	13,809	9,588	7,909
Acquisition related costs	1,331	392	321	2,575	1,681	1,611
Total operating expenses	112,927	106,733	86,818	433,404	384,234	323,684

Operating income	49,980	43,251	48,360	171,989	169,325	161,840

Other income, net
Interest income/(expense), net	4,452	4,167	1,863	17,406	13,278	6,608
Foreign currency transaction gain/(loss)	(48)	47	227	75	360	909
Other income/(expense)	66	162	150	476	5,642	571
Total other income/(expense), net	4,470	4,376	2,240	17,957	19,280	8,088

Income before income taxes	54,450	47,627	50,600	189,946	188,605	169,928
Income tax provision	8,920	10,876	26,224	34,736	32,131	62,580

Net income	$45,530	$36,751	$24,376	$155,210	$156,474	$107,348

Earnings per share:
Basic	$0.46	$0.37	$0.25	$1.57	$1.60	$1.12
Diluted	$0.44	$0.36	$0.25	$1.52	$1.54	$1.10
Weighted average shares outstanding:
Basic	99,601	98,516	96,489	99,150	97,884	96,243
Diluted	102,933	101,627	98,726	101,998	101,316	97,887

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
(In thousands, except par value)	2019	2018
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$195,724	$139,747
Short-term marketable securities	115,763	199,937
Accounts receivable, net of allowances of $5,599 and $4,226, respectively	154,326	137,067
Inventories	196,314	131,254
Prepaid expenses and other current assets	17,243	15,387
Income taxes receivable	8,098	7,289
Total current assets	687,468	630,681
Property and equipment, net of accumulated depreciation of $243,732 and $216,809, respectively	199,841	171,873
Long-term marketable securities	409,514	263,117
Intangible assets, net	78,812	87,323
Goodwill	128,775	123,734
Other assets	21,741	10,364
Deferred income taxes	5,926	13,578
Total assets	$1,532,077	$1,300,670

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,614	$25,895
Accrued expenses	63,283	59,878
Income taxes payable	1,057	917
Business acquisition liabilities	6,727	6,830
Deferred revenue	5,402	2,598
Payable to broker	10,320	-
Total current liabilities	111,403	96,118
Business acquisition liabilities, net of current portion	2,822	3,288
Deferred income taxes	6,023	8,114
Other liabilities	9,377	7,634
Total liabilities	129,625	115,154
Commitments and contingencies
Equity:
Class A common stock; $0.001 par value. Authorized 500,000 shares; issued and outstanding 77,395 and 76,143 shares at December 31, 2019 and December 31, 2018, respectively	77	76
Class B common stock; $0.001 par value. Authorized 275,000 shares; issued and outstanding 22,430 and 22,430 shares at December 31, 2019 and December 31, 2018, respectively	22	22
Additional paid-in capital	357,320	299,869
Accumulated other comprehensive loss	(2,898)	(7,172)
Retained earnings	1,047,931	892,721
Total equity	1,402,452	1,185,516
Total liabilities and equity	$1,532,077	$1,300,670

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended
	December 31,
(In thousands)	2019	2018	2017
Cash flows from operating activities:
Net income	$155,210	$156,474	$107,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,734	41,630	42,067
Amortization of premium (discount) on marketable securities	(1,089)	1,677	2,671
Write-down for excess and obsolete inventories, net	2,498	10,475	11,519
Stock-based compensation expense	26,085	21,899	14,686
Allowance for doubtful accounts	3,026	957	1,718
Change in fair value of business acquisition liabilities	1,787	985	1,240
Impairment of intangible assets		—	516
Change in deferred income taxes	4,302	971	8,292
(Gain)/loss on disposal of assets, net	866	(3,557)	—
(Increase)/decrease in:
Accounts receivable	(18,306)	(21,789)	(24,955)
Inventories	(50,018)	(31,382)	(5,277)
Prepaid expenses and other assets	(12,263)	(7,496)	(4,774)
Increase/(decrease) in:
Accounts payable	773	(3,008)	9,843
Accrued expenses and other liabilities	7,043	14,728	(2,064)
Income taxes payable/receivable	(673)	(921)	(3,772)
Net cash provided by operating activities	171,975	181,643	159,058
Cash flows from investing activities:
Purchases of marketable securities	(346,526)	(537,942)	(392,895)
Maturities of marketable securities	247,008	278,049	240,353
Sales of marketable securities	53,786	106,388	122,512
Purchases of property and equipment	(70,750)	(59,697)	(51,303)
Collections/(issuance) of note receivable		30,000	—
Proceeds from sale of assets	—	5,000	—
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(23,799)	(14,825)	(29,944)
Net cash used in investing activities	(140,281)	(193,027)	(111,277)
Cash flows from financing activities:
Payment of business acquisition liabilities	(6,597)	(6,739)	(10,109)
Proceeds from exercise of stock options	31,036	39,309	11,735
Net cash provided by financing activities	24,439	32,570	1,626
Effect of foreign exchange rate on cash	(156)	(256)	1,979
Net increase in cash, cash equivalents, and restricted cash	55,977	20,930	51,386
Cash, cash equivalents, and restricted cash at beginning of period	139,747	118,817	67,431
Cash, cash equivalents, and restricted cash at end of period	$195,724	$139,747	$118,817
Supplemental disclosures of cash flow information:
Interest paid	79	6	3
Income taxes paid	$34,139	$30,552	$59,111

Supplemental Financial Information

Sales by Geographic Area:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2019	2018	2017	2019	2018	2017
United States	$177,459	$163,788	$148,012	$647,683	$593,878	$529,882
International	34,208	32,150	28,022	137,685	119,091	106,095
Total Sales	$211,667	$195,938	$176,034	$785,368	$712,969	$635,977

Sales by Revenue Stream:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2019	2018	2017	2019	2018	2017
Musculoskeletal Solutions products	$197,757	$181,638	$165,114	$738,377	$666,040	$625,057
Enabling Technologies products	13,910	14,300	10,920	46,991	46,929	10,920
Total Sales	$211,667	$195,938	$176,034	$785,368	$712,969	$635,977

Liquidity and Capital Resources:

	December 31,	December 31,
(In thousands)	2019	2018
Cash, cash equivalents, and restricted cash	$195,724	$139,747
Short-term marketable securities	115,763	199,937
Long-term marketable securities	409,514	263,117
Total cash, cash equivalents, restricted cash and marketable securities	$721,001	$602,801

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except percentages)	2019	2018	2017	2019	2018	2017
Net income	$45,530	$36,751	$24,376	$155,210	$156,474	$107,348
Interest income, net	(4,452)	(4,164)	(1,862)	(17,406)	(13,278)	(6,608)
Provision for income taxes	8,920	10,876	26,224	34,736	32,131	62,580
Depreciation and amortization	14,046	11,936	8,294	52,734	41,630	42,067
EBITDA	64,044	55,399	57,032	225,274	216,957	205,387
Stock-based compensation expense	6,437	4,821	4,027	26,085	21,899	14,686
Provision for litigation	565	5,878	(112)	2,190	5,878	2,668
Acquisition related costs/licensing	1,652	641	553	3,664	4,488	3,391
Net (gain) loss from sale of assets	—	—	—	—	(3,593)	—
Adjusted EBITDA	$72,698	$66,739	$61,500	$257,213	$245,629	$226,132

Net income as a percentage of sales	21.5%	18.8%	13.8%	19.8%	21.9%	16.9%
Adjusted EBITDA as a percentage of sales	34.3%	34.1%	34.9%	32.8%	34.5%	35.6%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2019	2018	2017	2019	2018	2017
Net income	$45,530	$36,751	$24,376	$155,210	$156,474	$107,348
Provision for litigation	565	5,878	(112)	2,190	5,878	2,668
Amortization of intangibles	3,397	3,063	2,238	13,809	9,588	7,909
Acquisition related costs/licensing	1,652	641	553	3,664	4,488	3,391
Net (gain) loss from sale of assets	—	—	—	—	(3,593)	—
Tax reform impact	—	—	11,014	—	—	11,014
Tax effect of adjusting items	(920)	(2,189)	(796)	(3,581)	(3,437)	(4,239)
Non-GAAP net income	$50,224	$44,144	$37,273	$171,292	$169,398	$128,091

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2019	2018	2017	2019	2018	2017
Diluted earnings per share, as reported	$0.44	$0.36	$0.25	$1.52	$1.54	$1.10
Provision for litigation	0.01	0.06	—	0.02	0.06	0.03
Amortization of intangibles	0.03	0.03	0.02	0.14	0.09	0.08
Acquisition related costs/licensing	0.02	0.01	0.01	0.04	0.05	0.03
Net (gain) loss from sale of assets	—	—	—	—	(0.04)	—
Tax reform impact	—	—	0.11	—	—	0.11
Tax effect of adjusting items	(0.01)	(0.02)	(0.01)	(0.04)	(0.03)	(0.04)
Non-GAAP diluted earnings per share	$0.49	$0.43	$0.38	$1.68	$1.67	$1.31

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2019	2018	2017	2019	2018	2017
Net cash provided by operating activities	$54,266	$44,291	$44,837	$171,975	$181,643	$159,058
Purchases of property and equipment	(15,793)	(17,159)	(13,425)	(70,750)	(59,697)	(51,303)
Free cash flow	$38,473	$27,132	$31,412	$101,225	$121,946	$107,755

Non-GAAP Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Sales	Current	Sales
(In thousands, except percentages)	2019	2018	Growth	Period Sales	Growth
United States	$177,459	$163,788	8.3%		$8.3%
International	34,208	32,150	6.4%	(49)	6.2%
Total Sales	$211,667	$195,938	8.0%	$(49)	8.0%

	Year Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Sales	Current	Sales
(In thousands, except percentages)	2019	2018	Growth	Period Sales	Growth
United States	$647,683	$593,878	9.1%		$9.1%
International	137,685	119,091	15.6%	2,359	17.6%
Total Sales	$785,368	$712,969	10.2%	$2,359	10.5%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:    investors@globusmedical.com

www.globusmedical.com